Exhibit 99.1

GeoMet Announces Financial and Operating Results for the Quarter and Year Ended December 31, 2009

Houston, Texas—April 1, 2010-GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter and year ended December 31, 2009.

Fourth Quarter 2009 Financial and Operating Results

For the quarter ended December 31, 2009, GeoMet reported a net loss of $11.7 million, or $0.30 per fully diluted share. Included in the net loss for the quarter ended December 31, 2009 was a $20.8 million, or $0.53 per fully diluted share, pre-tax, non-cash impairment to the Company’s natural gas properties and a $1.5 million, or $0.04 per fully diluted share, pre-tax, non-cash, mark-to-market gain on derivative contracts. The non-cash impairment to the Company’s natural gas properties recorded for the quarter ended December 31, 2009 was solely due to the application of the new SEC rules that became effective December 31, 2009. The Company received net cash payments of $2.1 million from derivative contracts during the current quarter. For the quarter ended December 31, 2008, GeoMet reported a net loss of $34.6 million, or a loss of $0.89 per fully diluted share. Included in the net loss for the quarter ended December 31, 2008 was a $50.7 million, or $1.30 per fully diluted share, pre-tax, non-cash impairment to the Company’s natural gas properties and a $4.2 million, or $0.11 per fully diluted share, pre-tax, non-cash, mark-to-market gain on derivative contracts. The Company received net cash payments of $1.5 million on derivative contracts during the prior year quarter.

Adjusted Net Income for the quarter decreased to $0.2 million from $1.4 million in the prior year quarter. Adjusted Net Income is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted Net Income (Loss) to Net Loss.

Adjusted EBITDA for the quarter decreased to $4.9 million from $7.6 million in the prior year quarter. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted EBITDA to Net Loss.

Gas sales for the quarter were $7.9 million as compared to gas sales of $13.4 million in the fourth quarter of 2008. The average natural gas price during the quarter was $4.26 per Mcf as compared to the prior year quarter average of $7.01 per Mcf. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $5.37 per Mcf during the fourth quarter of 2009 versus $7.81 per Mcf for the same period in 2008.

Average net gas sales volumes for the quarter ended December 31, 2009 were 20.2 MMcf per day, a 2.5% decrease from the same quarter in 2008.

Capital expenditures for the quarter ended December 31, 2009 were $1.5 million as compared to $14.6 million for the same quarter in the prior year.

Year-End 2009 Financial and Operating Results

For the year ended December 31, 2009, GeoMet reported a net loss of $167.1 million, or a loss of $4.28 per fully diluted share. Included in the net loss for the year ended December 31, 2009 was a $257.3 million, or $6.58 per fully diluted share, pre-tax, non-cash impairment to the Company’s natural gas properties and a $4.0 million, or $0.10 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. $20.8 million of the non-cash impairment to the Company’s natural gas properties recorded was solely due to the application of the new SEC rules that became effective December 31, 2009. The Company received net cash payments of $10.7 million on derivative contracts during the current period. For the year ended December 31, 2008, GeoMet reported a net loss of $22.5 million, or a loss of $0.58 per fully diluted share. Included in the net loss for the year ended December 31, 2008 was a $50.7 million, or $1.31 per fully diluted share, pre-tax, non-cash impairment to the Company’s natural gas properties and a $5.0 million, or $0.13 per fully diluted share, pre-tax, non-cash, mark-to-market gain on derivative contracts. The Company made net cash payments of $0.5 million on derivative contracts during the prior year period.

Adjusted Net Loss for the year ended December 31, 2009 was $2.3 million as compared to Adjusted Net Income of $13.1 million in 2008. Adjusted Net Income (Loss) is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted Net Income (Loss) to Net Loss.

Adjusted EBITDA for the year ended December 31, 2009 decreased to $14.4 million from $38.8 million in 2008. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for a reconciliation of Adjusted EBITDA to Net Loss.

Gas sales for the year ended December 31, 2009 were $30.6 million as compared to gas sales of $68.3 million in 2008. The average natural gas price during the year ended December 31, 2009 was $4.05 per Mcf as compared to $9.17 per Mcf in 2008. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $5.47 per Mcf during the year ended December 31, 2009 versus $9.10 per Mcf in 2008.

Average net gas sales volumes for the year ended December 31, 2009 were 20.7 MMcf per day, a 1.6% increase from the prior year. The increase in net gas sales volumes per day for the year ended December 31, 2009 over the same period in 2008 was 3.8% when the net gas sales volumes for the year ended December 31, 2008 exclude volumes from an overriding royalty interest that was sold effective July 1, 2008.

Capital expenditures for the year ended December 31, 2009 were $9.3 million as compared to $57.8 million in 2008.

J. Darby Seré, GeoMet’s Chairman and Chief Executive Officer, had the following comments, “Despite the fact that we did not drill any new wells during 2009, gas sales volumes were up year-over-year and down only 2.5% for the quarter as compared to the prior year quarter. Additionally, gas prices declined 56% in 2009 versus 2008 before the impact of hedges. Due to our aggressive hedging and the effectiveness of our cost reduction program, we were able to achieve a positive adjusted net income in the current quarter after incurring adjusted net losses in each of the three previous quarters. The operating leverage created by improvements in our cost structure will allow our future cash flows to grow more rapidly than an underlying increase in gas prices.”

Conference Call Information

GeoMet will hold its quarterly conference call to discuss the results for the quarter and year ended December 31, 2009 on April 5, 2010 at 10:30 a.m. Central Time. To participate, dial (888) 801-6494 a few minutes before the call begins. Please reference GeoMet, Inc. conference ID 6829469. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be archived on the Company’s website shortly after the end of the call on April 5, 2010.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. GeoMet undertakes no duty to update or revise these forward-looking statements.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 (ssmith@geometcbm.com), John Baldissera with BPC Financial at (800) 368-1217, or visit our website at www.geometinc.com.

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Gas sales	$7,913	$13,358	$30,597	$68,314
Operating fees and other	95	133	367	780

Total revenues	8,008	13,491	30,964	69,094
Expenses:
Total production expenses	4,106	5,692	20,125	21,392
Depreciation, depletion and amortization	1,842	3,117	12,030	10,589
Impairment of gas properties	20,848	50,734	257,288	50,734
General and administrative	1,343	1,891	8,349	9,368
Realized (gains) losses on derivative contracts	(2,068)	(1,521)	(10,694)	500
Unrealized (gains) losses on derivative contracts	(1,530)	(4,173)	3,995	(4,993)

Total operating expenses	24,541	55,740	291,093	87,590
Operating loss	(16,533)	(42,249)	(260,129)	(18,496)
Other expenses & interest, net	(1,393)	(1,247)	(5,147)	(4,703)

Loss before income taxes	(17,926)	(43,496)	(265,276)	(23,199)
Income tax benefit	6,247	8,847	98,142	712

Net loss	$(11,679)	$(34,649)	$(167,134)	$(22,487)

Loss per share:
Net loss
Basic	$(0.30)	$(0.89)	$(4.28)	$(0.58)

Diluted	$(0.30)	$(0.89)	$(4.28)	$(0.58)

Weighted average number of common shares:
Basic	39,148	38,885	39,085	38,857

Diluted	39,148	38,885	39,085	38,857

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2009	December 31, 2008
Assets:
Current assets	$9,054	$17,938
Properties and equipment, net of accumulated depreciation, depletion, amortization and impairment of gas properties	98,698	358,299
Deferred income taxes	51,805	—
Other assets	1,371	1,363

Total assets	$160,928	$377,600

Liabilities and stockholders’ equity:
Current liabilities	$9,089	$19,379
Long-term debt	119,996	117,118
Deferred income taxes	—	43,842
Other long-term liabilities	4,935	4,829

Total liabilities	134,020	185,168

Total stockholders’ equity	26,908	192,432

Total liabilities and stockholders’ equity	$160,928	$377,600

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended
	December 31,
	2009	2008
Net cash provided by operating activities	$8,518	$32,958
Net cash used in investing activities	(12,696)	(52,719)
Net cash provided by financing activities	2,888	20,493
Effect of exchange rates changes on cash	167	(176)

(Decrease) increase in cash and cash equivalents	(1,123)	556
Cash and cash equivalents at beginning of period	2,097	1,541

Cash and cash equivalents at end of period	$974	$2,097

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net sales volumes (MMcf)	1,858	1,906	7,549	7,453
Per Mcf data ($/Mcf):
Average natural gas sales price	$4.26	$7.01	$4.05	$9.17
Differential to NYMEX (1)	$0.09	$0.07	$0.07	$0.16
Average natural gas sales price realized (2)	$5.37	$7.81	$5.47	$9.10
Adjusted lease operating expense (3)(4)	$1.47	$1.98	$1.80	$1.88
Compression expense	$0.35	$0.42	$0.44	$0.41
Transportation expense	$0.17	$0.27	$0.22	$0.19
Production taxes	$0.17	$0.25	$0.16	$0.29
Total production expenses, as adjusted (3)	$2.16	$2.92	$2.62	$2.77
Depletion	$0.92	$1.55	$1.51	$1.35

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
POND CREEK FIELD
Net sales volumes (MMcf)	1,306	1,300	5,226	5,003
Per Mcf data ($/Mcf):
Lease operating expense	$1.37	$1.56	$1.38	$1.54
Compression expense	$0.32	$0.43	$0.36	$0.39
Transportation expense	$0.24	$0.40	$0.31	$0.29
Production taxes	$0.15	$0.18	$0.13	$0.15
Total production expenses	$2.08	$2.57	$2.18	$2.37

GURNEE FIELD
Net sales volumes (MMcf)	498	574	2,118	2,241
Per Mcf data ($/Mcf):
Adjusted lease operating expense (3)	$1.39	$2.46	$2.29	$2.63
Compression expense	$0.28	$0.36	$0.49	$0.48
Production taxes	$0.25	$0.42	$0.23	$0.56
Total production expenses, as adjusted (3)	$1.92	$3.24	$3.01	$3.67

(1)	The difference between the average natural gas price for the period, before the impact of gain and losses on derivative contract, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes.
(2)	Average realized price includes the effects of realized gains and losses on derivative contracts.
(3)	Produced water disposal fees are recorded as operating fees and other on the Statements of Operations. Lease operating expense per Mcf has been adjusted for produced water disposal fees because the fees are not reflected in the net gas sales volumes. See Reconciliation of Adjusted Lease Operating Expense.

(4)	The 2009 adjusted lease operating expenses include lease operating expenses in three new areas, the Garden City prospect, the Lasher field and the Peace River field, none of which had meaningful operations during the prior year period. Per unit operating expenses are generally higher in the initial start up of a new field before economies of scale have been realized.

GEOMET, INC.

CONSOLIDATED DERIVATIVE CONTRACT POSITIONS

At December 31, 2009, the Company had the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling	Bought Floor	Sold Floor
January 2010 through March 2010	540,000	$11.20	$9.50	$7.00
January 2010 through March 2010	360,000	$6.65	$5.50	$3.50
April through October 2010	856,000	$6.80	$5.50	$3.50
April through October 2010	856,000	$6.35	$5.50	$—
November 2010 through March 2011	604,000	$7.45	$6.50	$—

At December 31, 2009, the Company had the following natural gas swap positions:

Period	Volume (MMBtu)	Price
April through October 2010	856,000	$5.70
April through October 2010	642,000	$6.30
November 2010 through March 2011	604,000	$6.67
November 2010 through March 2011	906,000	$7.27
April 2011 through October 2011	856,000	$6.37
November 2011 through March 2012	608,000	$7.12

At December 31, 2009, the Company had the following interest rate swap positions:

Description	Effective date	Designated maturity date	Fixed rate (2)	Notional amount
Floating-to-fixed swap	12/14/2007	12/14/2010	3.86%	$15,000,000
Floating-to-fixed swap	1/3/2008	1/4/2010	3.95%	$10,000,000
Floating-to-fixed swap	3/25/2008	3/25/2010	2.38%	$10,000,000
Floating-to-fixed swap	5/13/2008	5/13/2010	3.07%	$5,000,000
Floating-to-fixed swap	1/6/2009	1/6/2011	1.38%	$5,000,000

(2)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.

GEOMET, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(11,679)	$(34,649)	$(167,134)	$(22,487)
Add: Interest expense, net of interest income and amounts capitalized	1,380	1,237	5,146	4,739
Add (Deduct): Other expense (income)	13	10	1	(36)
(Deduct): Income tax benefit	(6,247)	(8,847)	(98,142)	(712)
Add: Depreciation, depletion and amortization	1,842	3,117	12,030	10,589
Add: Impairment of gas properties	20,848	50,734	257,288	50,734
Add: Unrealized (gains) losses on derivative contracts	(1,530)	(4,173)	3,995	(4,993)
Add: Stock based compensation	131	81	793	566
Add: Accretion expense	108	107	432	365

Adjusted EBITDA	$4,866	$7,617	$14,409	$38,765

The table above reconciles net loss to Adjusted EBITDA. Adjusted EBITDA is defined as net loss before net interest expense, other non-operating income, income taxes, depreciation, depletion and amortization, and impairment of gas properties before unrealized (gains) losses on derivative contracts, stock-based compensation and accretion expense. Although Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO NET LOSS

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net loss	$(11,679)	$(34,649)	$(167,134)	$(22,487)
Impairment of gas properties	20,848	50,734	257,288	50,734
Unrealized (gains) losses on derivative contracts, net of tax	(1,530)	(4,173)	3,995	(4,993)
Accelerated depletion—Canada	—	—	2,742	—
Effect of income taxes	(7,444)	(10,494)	(99,154)	(10,181)

Adjusted Net Income (Loss)	$195	$1,418	$(2,263)	$13,073

The table above reconciles net loss to Adjusted Net Income (Loss). Adjusted Net Income (Loss) is calculated by eliminating unrealized (gains) losses on derivative contracts from net loss, non-cash accelerated depletion and impairments to our gas properties, and their related tax effects to arrive at Adjusted Net Income (Loss). The tax effects are determined by calculating the tax provision for GAAP net loss and comparing the results to the tax provision for Adjusted Net Income (Loss), which excludes the adjusting items. The difference in the tax provision calculations represents the effect of income taxes. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different. Although Adjusted Net Income (Loss) is a non-GAAP measure, we believe it is useful information for investors because the unrealized (gains) losses relate to derivative contracts that hedge our production in future months. The (gains) losses associated with derivative contracts that hedge current production are recognized in net loss and are not eliminated in determining Adjusted Net Income (Loss). The adjustment better matches (gains) losses on derivative contracts with the period when the underlying hedged production occurs.

GEOMET, INC.

RECONCILIATION OF ADJUSTED LEASE OPERATING EXPENSE

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Lease operating expense	$2,822	$3,890	$13,935	$14,757
Deduct: Produced water disposal fees	95	133	367	780

Adjusted lease operating expense	$2,727	$3,757	$13,568	$13,977

The table above reconciles lease operating expense to adjusted lease operating expense. Adjusted lease operating expense is calculated by eliminating the produced water disposal fees from lease operating expense to arrive at adjusted lease operating expense. Although adjusted lease operating expense is a non-GAAP measure, we believe it is useful information for investors because produced water disposal fees are recorded as operating fees and other on the Statements of Operations. Lease operating costs per Mcf are adjusted for produced water disposal fees because the fees are not reflected in the net gas sales price. The adjustment better matches lease operating expense with the natural gas sales revenues it is associated with.